                                                       EXHIBIT 23.08


April 27, 1994


        The undersigned has been identified as a director in a Registration Statement on Form S-1 being filed by Resorts International, Inc., Resorts International Hotel Financing, Inc. and Resorts International Hotel, Inc. (the "Registration Statement"). The Registration Statement is being filed to register the public resale of certain debt and equity securities to be received by certain selling securityholders in the Restructuring (as defined in the Registration Statement). The undersigned is to become a director upon the Effective Date (as defined in the Registration Statement) of the Restructuring. The undersigned hereby agrees to serve as a director of Resorts International, Inc., assuming his appointment pursuant to the Restructuring and consents to the inclusion of his name in the Registration Statement.





                                             /s/ VINCENT NAIMOLI
                                             ----------------------------
                                                 Vincent Naimoli